Exhibit 4.10

CANDELA CORPORATION

2008 STOCK PLAN

October 27, 2008

1.          Purpose.  The purpose of this Candela Corporation 2008 Stock Plan (the “Plan”) is to encourage employees of Candela Corporation (the “Company”) and employees of any present or future subsidiary of the Company (collectively, “Related Corporations”) and other individuals who render services to the Company or any Related Corporation, by providing opportunities to participate in the ownership of the Company’s common stock, $.01 par value per share (the “Common Stock”), and its future growth through (a) the grant of options which qualify as “incentive stock options” (“ISOs”) under Section 422(b) of the Internal Revenue Code of 1986, as amended (the “Code”); (b) the grant of options that do not qualify as ISOs (“Non-Qualified Options”); (c) the grant of stock appreciation rights (“SARs”); (d) the grant of restricted stock (“Restricted Stock”); and (e) the grant of restricted stock unit awards (“RSUs”).  Both ISOs and Non-Qualified Options are referred to hereafter individually as an “Option” and collectively as “Options.”  Options, SARs, Restricted Stock and RSUs are referred to hereafter collectively as “Stock Rights.”  As used herein, the term “subsidiary” means a “subsidiary corporation,” as that term is defined in Section 424 of the Code.

2.          Administration of the Plan.

A.      Board or Committee Administration.  The Plan shall be administered by the Board of Directors of the Company (the “Board”) or, if so designated by the Board, by the Compensation Committee of the Board, or such other committee or committees as may be appointed by the Board from time to time (the “Committee”).  Hereinafter, all references in this Plan to the “Committee” shall mean the Board if no Committee has been appointed.  To the extent allowed by applicable state law, the Board by resolution may authorize an officer or officers to grant Stock Rights within parameters prescribed by the Board to other officers and employees of the Company.  Subject to ratification of the grant or authorization of each Stock Right by the Board (if so required by applicable state law), and subject to the terms of the Plan, the Committee shall have the authority to (i) determine to whom (from among the class of employees eligible under paragraph 3 to receive ISOs) ISOs shall be granted, and to whom (from among the class of individuals eligible under paragraph 3 to receive Non-Qualified Options, SARs, Restricted Stock, and RSUs) Non-Qualified Options, SARs, Restricted Stock, and RSUs may be granted; (ii) determine the time or times at which Stock Rights shall be granted; (iii) determine the purchase price of shares subject to each Option; (iv) determine the grant price of SARs as specified in subparagraph 6(d); (v) determine whether each Option granted shall be an ISO or a Non-Qualified Option; (vi) determine (subject to paragraph 6) the time or times when each Option or SAR shall become exercisable and the duration of the exercise period; (vii) determine the terms and conditions of any Stock Right granted under the Plan, (viii) prescribe the forms of any instruments applicable to the grant of any Stock Right, which need not be identical, (ix) interpret the Plan and prescribe and rescind rules and regulations relating to it, and (x) make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan.  If the Committee determines to issue a Non-Qualified Option, it shall take whatever actions it deems necessary, under Section 422 of the Code and the regulations promulgated thereunder, to ensure that such Option is not treated as an ISO.  The interpretation and construction by the Committee of any provisions of the Plan or of any Stock Right granted under it shall be final unless otherwise determined by the Board.  The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem advisable.  No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Stock Right granted under it.

B.        Committee Actions.  The Committee may select one of its members as its chairman, and shall hold meetings at such time and places as it may determine.  A majority of the Committee shall constitute a quorum and acts of a majority of the members of the Committee at a meeting at which a quorum is present, or acts reduced to or approved in writing by all the members of the Committee (if consistent with applicable state law), shall be the valid acts of the Committee.  From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

C.        Grant of Stock Rights to Members of the Board.  Stock Rights (other than ISOs) may be granted to members of the Board.  All grants of Stock Rights to members of the Board shall in all respects be made in accordance with the provisions of this Plan applicable to other eligible persons.  Members of the Board who either (i) are eligible to receive grants of Stock Rights pursuant to the Plan or (ii) have been granted Stock Rights may vote on any matters affecting the administration of the Plan or the grant of any Stock Rights pursuant to the Plan.

D.       Performance-Based Compensation.

(i)                The Committee may take such action as may be necessary to ensure that Stock Rights granted under the Plan qualify as qualified “performance-based compensation” within the meaning of Section 162(m) of the Code and applicable regulations promulgated thereunder (“Performance-Based Compensation”).  Such action may include, in the Committee’s discretion, some or all of the following:

(a)   requiring that the Plan be administered by a Committee consisting solely of two or more “outside directors” (as defined in applicable regulations promulgated under Section 162(m) of the Code); and

(b)  specifying one or more of the Performance Measures (as defined below) set forth in this subparagraph 2(D) and determining the degree of granting, vesting and/or payout with respect to the Stock Rights.

(ii)             The performance goals, if any, to be used for Stock Rights shall be chosen from among the following performance measures (the “Performance Measures”):  earnings, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, earnings per share, economic value created, market share, net income (before or after taxes), operating income, adjusted net income after capital charge, return on assets, return on capital (based on earnings or cash flow), return on equity, return on investment, revenue, cash flow, operating margin, share price, total stockholder return, total market value, and strategic business criteria, consisting of one or more objectives based on meeting specified market penetration goals, productivity measures, geographic business expansion goals, cost targets, customer satisfaction or employee satisfaction goals, goals relating to merger synergies, management of employment practices and employee benefits, or supervision of litigation or information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures.  Performance Measures may be established at the Company, subsidiary or business unit levels.  The targeted level or levels of performance with respect to any Performance Measures may be established at such levels and on such terms as the Committee may determine, in its discretion, including, without limitation, in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies.  Unless otherwise determined by the Committee, measurement of performance goals with respect to the Performance Measures above shall exclude the impact of charges for restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring items, as well as the cumulative effects of tax or accounting changes, each as determined in accordance with generally accepted accounting principles or identified in the Company’s financial statements, notes to the financial statements, management’s discussion and analysis or other public filings.

3.          Eligible Employees and Others.  ISOs may be granted only to employees of the Company or any Related Corporation.  Non-Qualified Options, SARs, Restricted Stock, and RSUs may be granted to any employee, officer or director (whether or not also an employee) or consultant of the Company or any Related Corporation.  The Committee may take into consideration a recipient’s individual circumstances in determining whether to grant a Stock Right.  The granting of any Stock Right to any individual or entity shall neither entitle that individual or entity to, nor disqualify such individual or entity from, participation in any other grant of Stock Rights.

4.          Stock.

A.     The shares of Common Stock subject to Stock Rights shall be authorized but unissued shares of Common Stock or shares of Common Stock reacquired by the Company in any manner.  The aggregate number of shares that may be issued pursuant to the Plan is one million three hundred thousand (1,300,000), subject to adjustment as provided in paragraph 8.  The number of shares of Common Stock available for issuance of ISOs under the Plan is one million three hundred thousand (1,300,000), subject to adjustment as provided in paragraph 8.  If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part or shall be repurchased by the Company, the unpurchased shares of Common Stock subject to such Option shall again be available for grants of Stock Rights under the Plan.  Where payment upon exercise of a SAR is made in shares of Common Stock, only the net number of shares of Common Stock issued in connection with such exercise shall be deemed “issued” for purposes of this paragraph 4.  If any Stock Right, other than an Option, granted under the Plan shall expire or terminate for any reason without delivery of Common Stock such shares of Common Stock subject to the Stock Right shall again be available for grants of Stock Rights under the Plan.

B.       No employee of the Company or any Related Corporation may be granted Options and/or SARs with respect to more than seven hundred thousand (700,000) shares of Common Stock, in the aggregate, under the Plan during any fiscal year of the Company, subject to adjustment as provided in paragraph 8.  No employee of the Company or any Related Corporation may be granted Restricted Stock or RSUs having a fair market value in excess of two million dollars ($2,000,000) under the Plan during any fiscal year of the Company.

5.          Granting of Stock Rights.  Stock Rights may be granted under the Plan at any time on or after October 27, 2008 and prior to October 26, 2018.

6.          Terms and Conditions of Options and SARs.

A.      Grant of Options or SARs.  Subject to subparagraph 2(A), Options and SARs shall be evidenced by instruments (which need not be identical) in such forms as the Committee may from time to time approve.  Such instruments shall conform to the terms and conditions set forth in this paragraph 6 and may contain such other provisions as the Committee deems advisable which are not inconsistent with the Plan, including restrictions applicable to shares of Common Stock issuable upon exercise of Options or SARs and the treatment of Options or SARs upon a termination of employment as specified in subparagraph 6(H).  The Committee may specify that any Non-Qualified Option or SARs shall be subject to the restrictions set forth herein with respect to ISOs, or to such other termination and cancellation provisions as the Committee may determine.  SARs may be granted in tandem with an Option (“Tandem SARs”), or may be granted on a freestanding basis, not related to any Option (“Freestanding SARs”), or any combination of these forms of SARs.  The Committee may from time to time confer authority and responsibility on one or more of its own members and/or one or more officers of the Company to execute and deliver such instruments.  The proper officers of the Company are authorized and directed to take any and all action necessary or advisable from time to time to carry out the terms of such instruments.

        B.       Price for Options and SARs.

(i)                Price for Non-Qualified Options.  The exercise price per share specified in the instrument relating to each Non-Qualified Option granted under the Plan shall not be less than the fair market value, as determined in accordance with subparagraph 6(D), per share of the Common Stock of the Company on the date of grant.

(ii)             Price for ISOs.  The exercise price per share specified in the instrument relating to each ISO granted under the Plan shall not be less than the fair market value, as determined in accordance with subparagraph 6(D), per share of the Common Stock on the date of grant.  In the case of an ISO to be granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Related Corporation, the exercise price per share specified in the instrument relating to such ISO shall not be less than one hundred ten percent (110%) of the fair market value, as determined in accordance with subparagraph 6(D), per share of the Common Stock on the date of grant.  For purposes of determining stock ownership under this paragraph, the rules of Section 424(d) of the Code shall apply.

(iii)          Price of SARs.  The grant price per share specified in the instrument relating to each Freestanding SAR granted under the Plan shall not be less than the fair market value, as determined in accordance with subparagraph 6(D), per share of the Common Stock on the date of grant.  The grant price per share specified in the instrument relating to each Tandem SAR granted under the Plan shall equal the exercise price of the related Option.

C.        $100,000 Annual Limitation on ISO Vesting.  Each eligible employee may be granted Options treated as ISOs only to the extent that, in the aggregate under this Plan and all incentive stock option plans of the Company, ISOs do not become exercisable for the first time by such employee during any calendar year with respect to stock having a fair market value (determined at the time the ISOs were granted) in excess of $100,000.  The Company intends to designate any Options granted in excess of such limitation as Non-Qualified Options, and the Company shall issue separate instruments to the optionee with respect to Options that are Non-Qualified Options and Options that are ISOs.

D.       Determination of Fair Market Value.  Under the terms of the Plan, “fair market value” shall be determined as of the date of grant or, if the prices or quotes discussed in this paragraph are unavailable for such date, the last business day for which such prices or quotes are available prior to the date of grant and shall mean (i) the closing selling price per share of the Common Stock, if the Common Stock is traded on any established stock exchange or traded on a national market system; or (ii) the closing bid price last quoted by an established quotation service for over-the-counter securities, if the Common Stock is not traded on any established stock exchange or traded on a national market system.  If the Common Stock is not publicly traded at the time an Option or SAR is granted under the Plan, “fair market value” shall mean the fair market value of a share of Common Stock as determined by the Committee in accordance with a valuation methodology approved in good faith by the Committee and in compliance with Section 409A of the Code and the regulations issued thereunder.

        E.        Option and SAR Duration.  Subject to earlier expiration as provided in subparagraph 6(H) or in the instrument relating to such Option or SAR, each Option and SAR shall expire on the date specified by the Committee, but not more than (i) ten years from the date of grant in the case of Options and SARs generally and (ii) five years from the date of grant in the case of ISOs granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Related Corporation, as determined under subparagraph 6(B).  Subject to earlier expiration as provided in subparagraph 6(H), the term of each ISO shall be the term set forth in the original instrument granting such ISO, except with respect to any part of such ISO that is converted into a Non-Qualified Option pursuant to subparagraph 6(K).

         F.        Exercise of Options and SARs.  Subject to the provisions of this paragraph 6, each Option or SAR granted under the Plan shall be exercisable as follows:

                            (i)       Vesting.  The Option or SAR shall be fully exercisable on the date of grant or shall become exercisable thereafter in such installments as the Committee may specify.

(ii)             Full Vesting of Installments.  Once an installment becomes exercisable, it shall remain exercisable until expiration or termination of the Option or SAR, unless otherwise specified by the Committee.

(iv)         Partial Exercise.  Each Option or, subject to subparagraph 6(G)(ii), each SAR or installment thereof, may be exercised at any time or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable

(v)            Acceleration of Vesting.  The Committee shall have the right to accelerate the date that any installment of any Option or SAR becomes exercisable; provided that the Committee shall not, without the consent of an optionee, accelerate the permitted exercise date of any installment of any Option granted pursuant to subparagraph 6(K) if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Code, as described in subparagraph 6(C).

    G.       Means of Exercising Options and SARs.

(i)                Options.  An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company at its principal office address, or to such transfer agent as the Company shall designate.  Such notice shall identify the Option being exercised and specify the number of shares as to which such Option is being exercised, accompanied by full payment of the purchase price therefor either (a) in United States dollars in cash or by check, (b) at the discretion of the Committee, through delivery of shares of Common Stock having a fair market value equal as of the date of the exercise to the cash exercise price of the Option, (c) at the discretion of the Committee and consistent with applicable law, through the delivery of an assignment to the Company of a sufficient amount of the proceeds from the sale of the Common Stock acquired upon exercise of the Option and an authorization to the broker or selling agent to pay that amount to the Company, which sale shall be at the optionee’s direction at the time of exercise, or (d) at the discretion of the Committee, by any combination of (a), (b) and (c) above.  If the Committee exercises its discretion to permit payment of the exercise price of an ISO by means of the methods set forth in clauses (b), (c), or (d) of the preceding sentence, such discretion shall be exercised in writing at the time of the grant of the ISO in question.  The holder of an Option shall not have the rights of a shareholder with respect to the shares covered by such Option until the date of issuance of a stock certificate to such holder for such shares.  Except as expressly provided in paragraph 8 with respect to changes in capitalization and stock dividends, no adjustment shall be made for dividends or similar rights for which the record date is before the date such stock certificate is issued.

(ii)             SARs.  Tandem SARs may be exercised for all or part of the shares of Common Stock subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option.  A Tandem SAR may be exercised only with respect to the shares of Common Stock for which its related Option is then exercisable.  Notwithstanding any other provision of the Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (a) the Tandem SAR will expire no later than the expiration of the underlying ISO; (b) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the exercise price of the underlying ISO and the fair market value of the shares of Common Stock subject to the underlying ISO at the time the Tandem SAR is exercised; and (c) the Tandem SAR may be exercised only when the fair market value of the shares of Common Stock subject to the ISO exceeds the exercise price of the ISO.  Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them and sets forth in the applicable instrument relating to the grant of such Freestanding SARs.  Upon exercise of a SAR, a grantee shall be entitled to receive payment from the Company in an amount determined by multiplying: (1) the difference between the fair market value of a share of Common Stock on the date of exercise over the grant price; by (2) the number of shares of Common Stock with respect to which the SAR is exercised.  At the discretion of the Committee, the payment upon SAR exercise may be in cash, in shares of Common Stock of equivalent value, or in some combination thereof.

        H.      Termination of Employment.

(i)                ISOs.

(a)   Termination Other than for Death or Disability.  Unless otherwise specified in the instrument relating to an ISO, if an ISO optionee ceases to be employed by the Company and all Related Corporations other than by reason of death or disability as defined below, no further installments of his or her ISOs shall become exercisable, and his or her ISOs shall terminate on the earlier of (1) three months after the date of termination of his or her employment, or (2) their specified expiration dates, except to the extent that such ISOs (or unexercised installments thereof) have been converted into Non-Qualified Options pursuant to subparagraph 6(K). For purposes of this subparagraph 6(H), employment shall be considered as continuing uninterrupted during any bona fide leave of absence (such as those attributable to illness, military obligations or governmental service) provided that the period of such leave does not exceed 90 days or, if longer, any period during which such optionee’s right to re-employment is guaranteed by statute or by contract.  A bona fide leave of absence with the written approval of the Committee shall not be considered an interruption of employment under this subparagraph 6(H), provided that such written approval contractually obligates the Company or any Related Corporation to continue the employment of the optionee after the approved period of absence.  ISOs granted under the Plan shall not be affected by any change of employment within or among the Company and Related Corporations, so long as the optionee continues to be an employee of the Company or any Related Corporation.  Nothing in the Plan shall be deemed to give any grantee of any Option the right to be retained in employment or other service by the Company or any Related Corporation for any period of time.

(b)  Death.  If an ISO optionee ceases to be employed by the Company by reason of his or her death, any ISO owned by such optionee may be exercised, to the extent otherwise exercisable on the date of death, by the estate, personal representative or beneficiary who has acquired the ISO by will or by the laws of descent and distribution, until the earlier of (1) the specified expiration date of the ISO or (2) 180 days from the date of the optionee’s death.

(c)   Disability.  If an ISO optionee ceases to be employed by the Company by reason of his or her disability, such optionee shall have the right to exercise any ISO held by him or her on the date of termination of employment, for the number of shares for which he or she could have exercised it on that date, until the earlier of (1) the specified expiration date of the ISO or (2) 180 days from the date of the termination of the optionee’s employment.  For the purposes of the Plan, the term “disability” shall mean “permanent and total disability” as defined in Section 22(e)(3) of the Code or any successor statute.

(ii)             Non-Qualified Options and SARs.  Each instrument relating to the grant of a Non-Qualified Option or SAR shall set forth the treatment of such Non-Qualified Option or SAR following termination of the optionee’s or grantee’s employment or, if the grant is made to a director or consultant, service with the Company or any Related Corporation.  Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all grants and may reflect distinctions based on the reasons for termination or employment or service.  Nothing in the Plan shall be deemed to give any optionee or grantee the right to be retained in employment or other service by the Company or any Related Corporation for any period of time.

         I.           Transferability of Options and SARs.  Except as otherwise provided in this subparagraph 6(I), an Option or SAR may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution and may be exercised, during the lifetime of the optionee or grantee, only by the optionee or grantee.  Notwithstanding the foregoing, with the consent of the Board or the Committee thereof, in either case in its sole discretion, an optionee or grantee may transfer all or a portion of his or her vested Non-Qualified Options or SARs to a trust for the exclusive benefit of the optionee or grantee and/or one or more Immediate Family Members or spouses of Immediate Family Members.  For the purposes of this subparagraph 6(I), “Immediate Family Members” shall mean the optionee’s or grantee’s spouse, former spouse, children or grandchildren, whether natural or adopted.  As a condition to any transfer pursuant to this subparagraph 6(I) each such transferee shall agree in writing (in a form satisfactory to the Committee) to be bound by the terms and conditions of the Option or SAR instrument evidencing such transferred Option or SAR, as well as any additional restrictions or conditions as the Committee may require.  Following the transfer of an Option or SAR in accordance with this subparagraph 6(I), the term “optionee” and “grantee” shall refer to the original transferee, except that, with respect to any requirements of continued service or employment or provision of the Company’s tax withholding obligations, such terms shall refer to the optionee or grantee.  The Committee shall have no obligation to notify any transferee of any termination of the transferred Option or SAR, including an early termination resulting from the termination of employment or service of the original optionee or grantee.  No transferee shall make a subsequent transfer of a transferred Option or SAR except to the original optionee or grantee or as otherwise provided in this subparagraph 6(I).

         J.          Notice to Company of a Disqualifying Disposition.  By accepting an ISO granted under the Plan, each optionee agrees to notify the Company in writing immediately after such optionee makes a Disqualifying Disposition (as described in Sections 421, 422 and 424 of the Code and regulations thereunder) of any stock acquired pursuant to the exercise of ISOs granted under the Plan.  A Disqualifying Disposition is generally any disposition occurring on or before the later of (a) the date two years following the date the ISO was granted, or (b) the date one year following the date the ISO was exercised.

         K.      Modifications of ISOs; Conversion of ISOs into Non-Qualified Options.  Subject to subparagraph 8(D), without the prior written consent of the holder of an ISO, the Committee shall not alter the terms of such ISO (including the means of exercising such ISO) if such alteration would constitute a modification (within the meaning of Section 424(h)(3) of the Code).  The Committee, at the written request or with the written consent of any optionee, may in its discretion take such actions as may be necessary to convert such optionee’s ISOs (or any installments or portions of installments thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the optionee is an employee of the Company or a Related Corporation at the time of such conversion.  At the time of such conversion, the Committee (with the consent of the optionee) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Committee in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan.  Nothing in the Plan shall be deemed to give any optionee the right to have such optionee’s ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Committee takes appropriate action.  Upon the taking of such action, the Company shall issue separate instruments to the optionee with respect to Options that are Non-Qualified Options and Options that are ISOs.

7.          Terms and Conditions of Restricted Stock and RSUs.

      A.     Grant of Restricted Stock and RSUs.  Subject to subparagraph 2(A), Restricted Stock and RSUs shall be evidenced by instruments (which need not be identical) in such forms as the Committee may from time to time approve.  Such instruments shall conform to the terms and conditions set forth in this paragraph 7 and may contain such other provisions as the Committee deems advisable which are not inconsistent with the Plan.

      B.       Restrictions.  Restricted Stock or RSUs shall be subject to such restrictions on transferability and other restrictions as the Committee may impose.  These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of the grant of the Restricted Stock or RSUs.  Except as otherwise provided in the applicable instrument relating to the grant of the Restricted Stock or RSUs, a grantee shall have all of the rights of a shareholder with respect to the Restricted Stock, and such grantee shall have none of the rights of a stockholder with respect to RSUs until such time as shares of Common Stock are paid in settlement of the RSUs.

      C.       Termination of Employment.  Each instrument relating to the grant of the Restricted Stock or RSUs shall set forth the treatment of Restricted Stock or RSUs following termination of the grantee’s employment or, if the grant is made to a director or consultant, service with the Company or any Related Corporation.  Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all grants and may reflect distinctions based on the reasons for termination of employment or service.  Nothing in the Plan shall be deemed to give any grantee of any Restricted Stock or RSUs the right to be retained in employment or other service by the Company or any Related Corporation for any period of time.

       D.      Nontransferability of Restricted Stock and RSUs.  Except as otherwise determined by the Committee, during the applicable period of restriction, a grantee’s Restricted Stock, RSUs and rights relating thereto shall be available during the grantee’s lifetime only to such grantee, and such Restricted Stock or RSUs and related rights may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution.

8.          Adjustments.  Upon the occurrence of any of the following events, an optionee’s or grantee’s rights with respect to Stock Rights granted to such optionee or grantee hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in the written instrument applicable to such Stock Right between the optionee or grantee and the Company:

A.      Stock Dividends and Stock Splits.  If the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of Options or SARs and the number of Shares subject to any Restricted Stock or RSUs shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share of Options or SARs to reflect such subdivision, combination or stock dividend.

B.        Consolidations or Mergers.  If the Company is to be consolidated with or acquired by another entity in a merger or other reorganization in which the holders of the outstanding voting stock of the Company immediately preceding the consummation of such event, shall, immediately following such event, hold, as a group, less than a majority of the voting securities of the surviving or successor entity, or in the event of a sale of all or substantially all of the Company’s assets or otherwise (each, an “Acquisition”), the Committee or the board of directors of any entity assuming the obligations of the Company hereunder (the “Successor Board”), shall, as to outstanding Stock Rights, either (i) make appropriate provision for the continuation of such Stock Rights by substituting on an equitable basis for the shares then subject to such Stock Rights either (a) the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition, (b) shares of stock of the surviving or successor corporation, or (c) such other securities as the Successor Board deems appropriate; or (ii) upon written notice to the optionees and grantees, provide that all Options and SARs must be exercised, to the extent then exercisable or to be exercisable as a result of the Acquisition, within a specified number of days of the date of such notice, at the end of which period the Options and SARs shall terminate; (iii) terminate all Options and SARs in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such Options or SARs (to the extent then exercisable or to be exercisable as a result of the Acquisition) over the exercise price thereof, or (iv) terminate all Stock Rights, other than Options and SARs, on such terms and conditions as the Committee deems appropriate, including providing for the cancellation of such Stock Rights for a cash payment to the grantee.

C.        Recapitalization or Reorganization.  In the event of a recapitalization or reorganization of the Company (other than a transaction described in subparagraph 8(B) above) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, an optionee or grantee upon exercising an Option or SAR shall be entitled to receive for the purchase price paid upon such exercise the securities he or she would have received if he or she had exercised such Option or SAR prior to such recapitalization or reorganization.

D.       Modification of ISOs.  Notwithstanding the foregoing, any adjustments made pursuant to subparagraphs 8(A), (B) or (C) with respect to ISOs shall be made only after the Committee, after consulting with counsel for the Company, determines whether such adjustments would constitute a “modification” of such ISOs (as that term is defined in Section 424 of the Code) or would cause any adverse tax consequences for the holders of such ISOs.  If the Committee determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs or would cause adverse tax consequences to the holders, it may refrain from making such adjustments.

E.         Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, each Stock Right will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Committee.

F.         Issuances of Securities.  Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to a Stock Right or price of shares of Common Stock subject to Options and SARs.  No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

G.        Fractional Shares.  No fractional shares shall be issued under the Plan and the optionee and grantee shall receive from the Company cash in lieu of such fractional shares.

H.       Actions of the Committee or Board.  Upon the happening of any of the events described in subparagraphs 8(A), (B) or (C) above, (i) the class and aggregate number of shares set forth in paragraph 4(A) hereof that are subject to Stock Rights which previously have been or subsequently may be granted under the Plan shall also be appropriately adjusted to reflect the events described in such subparagraphs, (ii) the class and aggregate number of shares set forth in paragraph 4(A) hereof that are subject to ISOs which previously have been or subsequently may be granted under the Plan shall also be appropriately adjusted to reflect the events described in such subparagraphs and (iii) the class and aggregate number of shares set forth in paragraph 4(B) hereof that are subject to Options and SARs which previously have been or subsequently may be granted under the Plan shall also be appropriately adjusted to reflect the events described in such subparagraphs.  The Committee or the Successor Board shall determine the specific adjustments to be made under this paragraph 8 and, subject to paragraph 2, its determination shall be conclusive.  Notwithstanding the foregoing, as may be determined by the Committee, any such adjustment shall not (i) cause a Stock Right which is exempt from Section 409A of the Code to become subject to Section 409A of the Code or (ii) cause an Stock Right subject to Section 409A of the Code not to comply with the requirements of Section 409A of the Code.

9.          Term and Amendment of Plan.  This Plan was adopted by the Board on October 27, 2008, subject to approval of the Plan by the stockholders of the Company.  The Plan shall expire 10 years from the date of Board approval (except as to Options outstanding on that date).  The Board may terminate or amend the Plan in any respect at any time, except that, no amendment which requires stockholder approval in order for the Plan to continue to comply with any rule promulgated by the Securities and Exchange Commission or any securities exchange on which shares of Common Stock are listed or any applicable laws shall be effective unless such amendment is approved by the requisite vote of the stockholders of the Company entitled to vote thereon within the time period required under such applicable listing standard or rule, including, without limitation, an amendment relating to the following: (a) the total number of shares that may be issued under the Plan may not be increased (except by adjustment pursuant to paragraph 8); (b) the provisions of paragraph 3 regarding eligibility for grants of ISOs may not be modified; (c) the provisions of paragraph 6(B) regarding the exercise price at which shares may be offered pursuant to ISOs may not be modified (except by adjustment pursuant to paragraph 8); and (d) the expiration date of the Plan may not be extended.  Except as otherwise provided herein, in no event may action of the Board or stockholders alter or impair the rights of a grantee or optionee, without such grantee’s or optionee’s consent, under any Stock Right previously granted to such grantee or optionee.

10.    Application of Funds.  The proceeds received by the Company from the sale of shares pursuant to Options granted under the Plan shall be used for general corporate purposes.

11.    Withholding of Additional Income Taxes.  Upon the exercise of a Non-Qualified Option, the exercise of a SAR, the making of a Disqualifying Disposition (as defined in subparagraph 6(J)), the vesting or transfer of Restricted Stock or RSUs or securities acquired on the exercise of an Option or SAR hereunder, or the making of a distribution or other payment with respect to such stock or securities, the Company may withhold taxes in respect of amounts that constitute compensation includible in gross income.  The Committee in its discretion may condition (A) the exercise of an Option, (B) the transfer of a Non-Qualified Option, (C) the exercise of a SAR, or (D) the vesting or transferability of Restricted Stock or RSUs or securities acquired by exercising an Option or SAR, on the optionee’s or grantee’s making satisfactory arrangements for such withholding.  Such arrangements may include payment by the optionee or grantee in cash or by check of the amount of the withholding taxes or, at the discretion of the Committee, by the optionee’s or grantee’s delivery of previously held shares of Common Stock or the withholding from the shares of Common Stock otherwise deliverable upon exercise of a Option or SAR shares having an aggregate fair market value equal to the amount of such withholding taxes.

12. Governmental Regulation.  The Company’s obligation to sell and deliver shares of the Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.  Government regulations may impose reporting or other obligations on the Company with respect to the Plan.  For example, the Company may be required to send tax information statements to employees and former employees that exercise ISOs under the Plan, and the Company may be required to file tax information returns reporting the income received by optionees in connection with the Plan.

13.    Governing Law.  The validity and construction of the Plan and the instruments evidencing Stock Rights shall be governed by the laws of Delaware, or the laws of any jurisdiction in which the Company or its successors in interest may be organized.

14.    Code Section 409A.  To the extent applicable, it is intended that this Plan and any Stock Rights granted hereunder comply with, and should be interpreted consistent with, the requirements of Section 409A of the Code and any related regulations or other guidance promulgated thereunder by the U.S. Department of the Treasury or the Internal Revenue Service.